DISTRIBUTION AGREEMENT



1.0  Agreement

     1.1 This agreement is made as of June 1, 1997 between PaperClip Software, Inc. ("Developer"), incorporated under the laws of the state of Delaware and having its principal place of business at 3 University Plaza, Hackensack, New Jersey 07601, and Access Solutions
          International, Inc., 650 Ten Rod Road, N. Kingstown, RI 02852 ("Distributor") under the laws of the state of Rhode Island.

2.0  Appointment and Authority of Distributor

     2.1 APPOINTMENT. Developer hereby appoints the Distributor and the Distributor hereby accepts to act for Developer as a non-exclusive regional Distributor for solicitation of sales of Developer's products ("Products"), subject to terms, provisions and conditions hereof. This Agreement shall become effective on the date it is accepted by Developer and shall continue for one year on which date it shall expire. This Agreement may be terminated by Developer or the Distributor at anytime without cause upon 30 days' prior written notice of termination to the other.

     2.2 NO COMPENSATION. Distributor shall not be entitled to any compensation from Developer. Its gross profit will be the excess (if any) of the price at which it distributes the Products to its customers over the price at which it licenses them from the Developer.

     2.3 INDEPENDENT CONTRACTOR. The relationship of the Distributor to Developer is that of an independent contractor and neither the Distributor nor his agents, representatives, or employees shall be considered employees of Developer. The Distributor shall pay all costs and expenses of whatsoever nature incurred by him in connection with his representation hereunder, including, but not limited to, any commissions or other compensation paid to agents, representatives, or employees engaged or employed by Distributor and expenses for travel, entertainment, offices, or any other items.

     2.4 INDEMNIFICATION. The Distributor agrees to indemnify Developer and hold Developer harmless against any and all liability, damage or expense, including costs and attorney's fees and expenses, arising out of or relating to the acts or omissions of the Distributor or the Distributor's employees, representatives, or agent in connection with the services to be rendered by the Distributor under the Agreement, including, without limitation, liability resulting from injury to person or property. The provision of this paragraph shall survive the termination of this Agreement.

     2.5 SALES TO RESELLERS. During the term of this Agreement: Developer grants the Distributor the non-exclusive right to market and sell the Products provided by Distributor under this Agreement, in unaltered form, to dealers and resellers located in the United States and internationally. The Distributor may sell the Products only to dealers and resellers. No right or license to use, copy, or alter the Products is granted by this Agreement, except that Distributor may use a reasonable number of copies of each Product purchased pursuant to this Agreement for the purpose of demonstrating the Product to dealers and resellers.

3.0  Purchase Orders and Delivery

     3.1 ORDERS AND ACCEPTANCE. Distributor will initiate purchases under this Agreement by telephone, facsimile or by written purchase order anytime after the effective date of this Agreement to the following,

                            Paper Clip Software, Inc.
                               3 University Plaza
                                    Suite 600
                              Hackensack, NJ 07601
                             Tel. No. (201) 487-3503
                             Fax No. (20l) 487-0613

          All purchase orders shall be governed by the terms and conditions of this Agreement, irrespective of the provisions of Distributors invoice, purchase orders or other business forms. Purchase orders initiated by phone or facsimile must be confirmed in writing to Developer by means of a purchase order within seven (7) days and are subject to approval by Developer. All purchase orders shall contain the price, quantity, product description, requested delivery date and shipping instructions. No purchase order is binding by Developer until written acceptance by Developer retains the right to refuse any order if the Distributor is outside his line of credit or is not within current standings.

     3.2 DELIVERY. Developer shall use reasonable efforts to ship Products within three (3) working days of the date requested in the purchase order provided Developer receives the written purchase order at least fifteen (15) working days prior to the requested delivery date. Developer will notify Distributor if for any reason Developer cannot meet the scheduled delivery date.

4.0  Shipments, Title and Freight.

     4.1 SHIPMENTS. All Products delivered under the terms of this Agreement shall be suitably packed and marked with the Distributors address as specified on the purchase order. The forwarding carrier will be chosen by Developer except in the case of "freight collect" orders. Shipment will be F.O.B. Developer's warehouse and upon pick-up by the carrier at that point, all risk of loss passes to the Distributor, and all insurance and any other shipping expenses will be the responsibility of the Distributor.

     4.2 SECURITY INTEREST. Until the purchase price and all related charges payable to Developer hereunder have been received in full, Developer retains and Distributor hereby grants to Developer a purchased money security interest in the Products delivered to the Distributor and any proceeds therefrom. Distributor agrees to perfect and protect all such security interests.

     4.3 CONTINENTAL US LOCATIONS FREIGHT. Products will be shipped freight prepaid and freight charges will be billed to the Distributor by Developer.

     4.4 RETURN SHIPMENTS. Unless agreed to by Developer in writing prior to shipment, Distributor shall assume freight responsibility for Products reshipped by Distributor to Developer pursuant to Developer warranty provisions.

     4.5 PRODUCT ACCEPTANCE. Distributor has the option to inspect all units received to determine conformance to Developer published specifications. If no Notification of Rejection is received within three (3) days after Distributors receipt of a unit, the unit shall be deemed as accepted by Distributor.

5.0  Payment Terms

     5.1 DEBIT MEMOS. Developer shall not accept any Debit Memos issued to Developer by Distributor unless expressly authorized in writing by Developer. Distributor shall not be entitled to any credit taken pursuant to any unauthorized Debit Memo issued by Distributor.

6.0         Rescheduling and Cancellation

     6.1 PURCHASE ORDERS. Distributor may reschedule delivery or cancel orders for standard Products (as defined in Exhibit A herein) at no charge provided written notice of such rescheduling or cancellation is received by Developer at least thirty (30) days prior to the scheduled shipment date of the affected Products. Standard Products scheduled for delivery within thirty (30)days after receipt of Distributor's notice may not be rescheduled or canceled unless otherwise agreed to by Developer.

7.0  Pricing

     7.1 Developer's price for the Products sold to Distributor pursuant to this Agreement shall be 45% of PaperClip's list price and is subject to terms and conditions contained in this Agreement.

     7.2 Distributor shall not, in connection with the sale or service of any Developer's Product, engage in any acts prohibited by State or Federal statutory or common law, including but not limited to State or Federal antitrust or unfair trade practices laws. Failure to comply with this
          Section 7.2 shall give Developer the right to terminate this Agreement immediately without prior notice. Nothing herein shall be considered to limit Distributor's discretion to charge any lawful price for Developer's products.

          For the purpose of this Agreement, Product cost shall be defined herein as the Distributor's cost for the Product, less credits.

     7.3 Price Increase. Developer reserves the right to increase the prices for its Products with thirty (30) days written notice to Distributor. Such price increase will apply to all purchase orders received after the effective date of the price increase, but shall not affect any purchase orders accepted by Developer before the effective date of the price increase.

          Distributor may order any quantity of Product during the thirty (30) day notification period for delivery within sixty (60) days of the date of notification at the old price. Products scheduled for delivery more than sixty (60) days from the date of such notification shall be invoiced at the new price.

     7.4 Price Decrease. In the event Developer decreases the price of a Product, such decrease shall apply to all unshipped Products. As well as all products in Distributors inventory. A credit for the difference will be applied to the amount.

     7.5 Stock Rotation. Distributor shall have the right to return Developer's Products for stock rotation which have been shipped within the previous ninety (90) day period. Products subject to stock rotation must be unused, undamaged, sealed in their original packages, and free of liens, and must be shipped transportation prepaid to Developer upon receipt of written return authorization from Developer. The amount of Products subject to any particular stock rotation shall not exceed 20% of the total dollar value amount of products invoiced to Distributor during the preceding three months, less debit amounts credited. Stock rotation may occur only one time per calendar quarter.

     7.6 Taxes and Other Exclusions. All prices described herein are exclusive of federal, state and local excise, sales, use and similar taxes. The prices for Products as set forth herein do not include fees for forwarding agents. Distributor shall be liable for and shall pay all applicable taxes invoiced by Developer, or shall provide Developer with a properly executed tax exemption certificate prior to any delivery.

     7.7  Product Price. Schedule is included in attachment A herein.

8.0  Distributor's Monthly Sales Report

     8.1 Distributor shall provide Developer with a monthly sales report, by the fifteenth (15th) day of each month, which report shall include:
          (A) the zip code and state of the customer, (B) price of the Products purchased, (C) quantity of Products, purchased during the preceding month and identified by model number and (D) the dates of shipment to Distributor's customers. Upon giving Distributor reasonable notice, Developer may appoint a representative to perform an audit on the sales report.

9.0  Product Changes

     9.1 Additional Products. Developer may, from time to time, and other Products for sale to the Distributor to the Agreement on terms and conditions announced by Developer. Sales of such Products; shall be subject to pricing pursuant to Section 7.0 hereof.

     9.2 Deletion of Products. Developer may delete any of its Products carried by the Distributor effective thirty (30) days after written notice to Distributor of such deletion.

10.0 Market Development Funds (MDF)

     10.1 Distributor shall be eligible to participate in a MDF Program which will entitle Distributor to reimbursement of certain marketing costs provided Distributor agrees to abide by the provisions within Developer's MDF Program.

11.0 Warranty

     11.1 Express Warranties. Developer warrants that the Products purchased hereunder by any end user will be free from defects in materials and workmanship for 90 days from the date of purchase by such end user.

     11.2 Exclusions. The express warranties set forth in Section 11.1 above specifically exclude and do not apply to defects in a Product that are
          (A) caused through no fault of Developer during shipment to or from Distributor, (B) caused by the use or operation of Products in an application or environment other than that intended or recommended by Developer, (C) caused by modifications or alterations made to the Products by Distributor or any third party, (D) caused by unauthorized maintenance performed on the Products by Distributor or any third party, (E) caused by failure of Distributor to comply with any of the return procedures specified in this Agreement or (F) which are the result of Products being subjected to unusual physical or electrical stress.

     11.3 DISCLAIMER, EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTIES OR CONDITIONS, DEVELOPER MAKES AND DISTRIBUTOR RECEIVES NO WARRANTIES ON THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH DISTRIBUTOR, AND DEVELOPER SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL
          DEVELOPER  BE LIABLE  FOR ANY  DAMAGES,  INCLUDING  LOST  PROFITS,  OR
          INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF THE USE, OR INABILITY TO USE PRODUCTS. DEVELOPER'S SOLE RESPONSIBILITY SHALL BE TO REPLACE ANY DEFECTIVE PRODUCT, OR, AT ITS OPTION TO REFUND THE PURCHASE PRICE THEREFOR.

     11.4 Warranty Procedures. Distributor shall send Products with defects covered by the foregoing warranty to Developer repair center at the following address.

                            Paper Clip Software, Inc.
                               3 University Plaza
                                    Suite 600
                          Hackensack, New Jersey 0760l

          Distributor shall request return authorization from Developer prior to the return of each defective Product for repair or replacement by Developer upon request. Developer will require detailed information as to the customer and the nature of the return. Developer will provide Distributor with a Return Authorization (RA) number to be prominently displayed on the shipping container for any defective Product. Once Developer authorizes the return of any defective Product, Distributor shall ship such product to tile repair facility, freight prepaid. If such defective Product is received by Developer during the applicable warranty period, Developer shall, at its sole option and expense, repair or replace such Product, employing at its option, new or used parts or Products to make such repair or replacement, and shall ship the repaired or replaced Product to Distributor, freight prepaid. The foregoing states the sole liability and obligation of Developer arising out this warranty.

          All Products returned to Developer shall be packed in their original shipping container, or in a container purchased from Developer. Unless otherwise provided for in this Agreement, all Products must be shipped by a carrier experienced in handling sensitive freight. All Product returned for repair must include with them a report indicating the type of failure. Developer will not be responsible for removing adhesive tapes, labels, permanent markings or other residue applied to the Product by Distributor or its customer.

     11.5 Indemnification by Distributor. Distributor agrees to indemnify Developer against any damages, costs (including attorney's fees and costs) or other liability arising from claims by any other party resulting from Distributor's representation of the products in a manner inconsistent with Developer Product descriptions and warranties.

12.0 Obligations of Distributor

     12.1 Promotion Efforts. Distributor will make use of promotional material supplied by Developer. Distributor is encouraged to actively promote and market the Products including without limitation, advertising and promotions of the Products in leading industry magazines and publications and marketing the Products in Distributor's catalogs. Developer shall provide the Distributor with demonstration units of each Product at a price and in quantities as are determined reasonable and necessary by Developer to support the sale of such Products. The Distributor shall be fully responsible for any loss or damage to such samples except for ordinary wear and tear. Product literature will initially be provided with each product in reasonable quantities at no cost. Additional quantities of literature will be made available at reasonable cost.

     12.2 Sales Personnel. Distributor will employ sufficient sales personnel having the knowledge and training necessary to properly inform customers concerning the Products.

     12.3.Additional Covenants. Distributor will: (A) conduct business in a manner that will enhance the image and reputation of Developer and the Products; (B) comply with the applicable laws and regulations and avoid deceptive, misleading, unethical or other illegal practices; and
          (C) make no representations, warranties or guarantees to anyone with respect to the Products that are inconsistent with those made by Developer except as noted herein. The Distributor shall at no time engage in any unfair trade practices and shall not make any false or misleading statements or representations with respect to Developer's or any of the Products covered by this Agreement or otherwise. The Distributor shall make no warranties or representations with respect to the Products covered by this Agreement, except as may be specified on Product or as noted herein. Any breach of this Section 13.3 shall be considered a material breach of this Agreement.

     12.4 Monthly Inventory Reports. Distributor shall provide Developer with VERBAL Inventory Reports as requested which shall include Products by model number and quantities of such Product in Distributor's inventory.

     12.5 Trade Name. Distributor shall not use any of Developer's tradenames, trademarks, service marks, logotypes or any other related characteristics which closely resemble the same as part of the Distributor's corporate or business name, or in any manner which may be confusingly similar or misleading. Distributor may, however, indicate on stationary, calling cards or other printed material that it is an authorized distributor for Developer products, an may have Developer's name listed in the classified section of telephone directories on a cross-reference basis. Only authorized logos from Developer should be used in any printed form.

13.0 Patent Indemnity

     13.1 Developer agrees, at its expense to defend and indemnify Distributor in any suit, claim or proceeding brought against Distributor alleging that any Products sold pursuant to this Agreement under normal use infringe a United States patent, United States copyright, United States trademark or trade secret obligation of Developer provided that Developer is promptly notified in writing of any such claim, given reasonable assistance from Distributor and permitted the exclusive control of the defense. Further, Developer agrees to pay any damage and costs finally awarded against Distributor in any such suit by reason of any such infringement, but Developer shall have no liability for settlements or costs incurred without its consent. Should
          Distributor's use of any such Products or any part thereof be enjoined, or in the event that Developer desires to minimize its liability hereunder, Developer will, at its option and expense, either
          (a) substitute equivalent non infringing Products for the infringing item (b) modify the infringing item so that it no longer infringes but remains equivalent, or (c) obtain for Distributor the right to continue using such item.

     13.2 If none of the foregoing is feasible, Developer will accept a return of the Products which are subject to the injunction and refund to Distributor the purchase price, less reasonable depreciation, plus shipping costs paid by Distributor. The foregoing indemnity shall not apply if and to the extent that an alleged infringement arises from the combination of any Product with Products or equipment not supplied by Developer. Further, such indemnity shall not apply and Distributor agrees to indemnify Developer against any damages and costs awarded against or incurred by in any suit, claim or proceeding brought against Developer in which and to the extent that an alleged infringement arises from Developer manufacturer or assembly of any item to the specification or design of Distributor.

          THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF DEVELOPER WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE PRODUCTS OR ANY PART THEREOF.

14.0 Termination

     14.1 Termination for Convenience. This Agreement may be terminated by Developer for convenience by providing thirty (30) days prior written notice to Distributor. Should Developer exercise this clause, Distributor may return unopened, sealed, and undamaged product for refund which had been purchased in the preceding 180 days.

     14.2 Termination for Cause. Either party may without penalty, terminate this Agreement or cancel any purchase order or portion thereof, effective upon written notice to the other party in either on of the following events:

          (a) The other party materially breaches this Agreement and such breach remains uncured for thirty (30) days following written notice of breach by the non-breaching party;

          (b) Any causes are set forth in Section 17.4 (Force Major) delays the other party's performance for more than thirty (30) days; or

          (c) A petition for relief under any bankruptcy legislation is filed by or against the other party, or the other party makes an assignment for the benefits of creditors, or a receiver is appointed for all or a substantial part of the other party's assets, and such petition, assignment or appointment is not dismissed or vacated within thirty (30) days.

     14.3 Effect of Termination or Expiration. In the event of a termination of expiration of this Agreement, the provisions of this Agreement shall continue to apply to all purchase orders accepted by Developer prior to the effective date of such termination or expiration except for any purchase order canceled. Termination or expiration of this agreement shall not, however, relieve or release either party from making payments which may be owing to the other party under the terms of this Agreement.

     14.4 Survival Provisions. The provisions Indemnification, Disclaimer, Patent Indemnity, Effect of Termination of Expiration Proprietary Rights, and Limitation of Liability shall survive the termination of this Agreement for any reason.

15.0 Proprietary Rights

     15.1 Notices. All proprietary notices incorporated in, marked on, or fixed to the Products by Developer shall not be removed or obliterated by Distributor.

     15.2 Trademarks.   Developer  authorizes  Distributor  to  use  Developer's
          current and future trademarks, service marks and trade names ("Trademarks") solely in connection with the marketing and distribution of the Products pursuant to this Agreement. Distributor shall not alter or remove any Trademark applied by or on behalf of Developer prior to delivery.

     15.3 Upon  termination  or expiration of this  Agreement  Distributor  will
          return  all   materials  to  Developer  and  will  cease  to  use  the
          trademark's previously used by it pursuant to this Agreement.

     15.4 This Agreement shall not be construed to grant to Distributor any right, title, or interest in any intellectual property rights embodied in or associated with the Products, or any right to copy, modify, loan or lease the Products. Under no circumstances shall Distributor or its dealers, agents or employees decompile the object code portion of the Products to a source code version of reverse-engineer the Products to discover their origin. Distributor shall be authorized only to market and distribute the Products in their form and packaging as delivered by Developer in accordance with the terms; of this Agreement. All use of the Products by Distributor shall be subject to the terms and conditions of the End-User License Agreement included with each Product.

     15.5 Distributor acknowledges that any breach of its obligations under this Agreement with respect to proprietary rights or confidential information of Developer will cause irreparable injury for which there are inadequate remedies at law, and therefore Developer will be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

     15.6 The provisions of this Section 15 shall survive termination of this Agreement.

16.0 Limitation of Liability

     16.1 Purchase Price. Distributor agrees that Developer's liability under this Agreement, regardless of the form of action, shall in no event exceed the price paid by Distributor for the Products.

     16.2 Limitation. IN NO EVENT WILL DEVELOPER BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, LOST PROFITS, OR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL, DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT.

17.0 General Provision

     17.1 Notice. Unless otherwise specified in this Agreement, any notice which may be or is required to be given under this Agreement shall be in writing. All written notices shall be sent certified or registered mail, postage prepaid, return receipt requested. All such notices shall be deemed to have been given when received, addressed in the manner indicated on the first page of this Agreement or at such addresses as the parties may substitute by written notice to the other.

     17.2 Confidentiality. Developer's confidential or restricted documents such as service manuals, pricing policies, procedures, and unannounced public relations information shall be treated by Distributor and by Developer as each treats its own confidential information, and no press release shall be made without the other party's approval.

     17.3 Amendment. This Agreement may be amended only by written amendment duly signed by authorized representatives of both parties.

     17.4 Force Major. neither party shall be liable to the other for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to fire, flood, way, embargo, strike, riot, inability to secure materials and transportation facilities, or the intervention of any governmental authority. If such delaying cause shall continue for more than ninety
          (90) days, the party injured by the inability of the other to perform shall have the right upon written notice to either (a) terminate this Agreement pursuant to Section 14.2 or, (b) treat this Agreement as suspended during the delay and reduce any commitment in proportion of the duration of the delay.

     17.5 Entire Agreement. This Agreement constitutes the entire Agreement of the parties and supersedes any and all prior and contemporaneous oral or written understanding and agreements as to the subject matter hereof but does not supercede the asset agreement between the parties, each dated April 15, 1997. This Agreement, its interpretation and enforcement shall be governed by New Jersey law (without regard to conflict of laws rules).

     17.6 Assignment. Neither this Agreement nor any of the rights of the Distributor under this, Agreement may be assigned, transferred, or conveyed by operation of law, or otherwise, without the prior written consent of Developer, nor shall this Agreement or any rights of the Distributor inure to the benefit of any trustee in bankruptcy, receiver, creditor, trustee or successor of the Distributor's business or its property, whether by operation of law or otherwise, or to a purchaser or successor of the entire business or substantially all of the assets of the Distributor, without the prior written consent of Developer.

Access Solutions International, Inc.         PaperClip Software, Inc.
Distributor                                  Developer


By___________________________                By_______________________________
Signature                                      Signature

-----------------------------                ----------------------------------
Printed Name and Title                       Printed Name and Title

Date:                                        Date: